UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2012

AMERICAN SHARED HOSPITAL SERVICES

(Exact name of registrant
as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, CA 94111
(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Shareholders Meeting (“Meeting”) was held on June 7, 2012. There were present in person or by proxy at said Meeting shareholders voting 4,085,515 shares that represent 88.59% of the 4,611,560 shares outstanding and entitled to vote at the Meeting which represented a quorum. At the Meeting, the shareholders:

1)	Voted on the Election of Directors as follows:

Nominee	For	Withheld
Ernest A. Bates, M.D.	1,799,864	379,529
David A. Larson, M.D.	2,071,148	108,245
S. Mert Ozyurek	2,042,048	137,345
John F. Ruffle	2,072,148	107,245
Raymond C. Stachowiak	2,074,548	104,845
Stanley S. Trotman, Jr.	2,074,148	105,245

All six individuals were elected to serve on the Board of Directors for the following year.

2)	Voted on the ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. There were 4,038,555 votes for, 21,292 votes against, and 25,668 votes abstained. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date:	June 7, 2012	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO